SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this "***Second Amendment***") is dated as of August 4, 2022, by and between MariMed Inc., a Delaware corporation (the "***Company***"), and Hadron Healthcare Master Fund, a Cayman Islands exempted company (the "***Purchaser***").

WHEREAS, the Company and the Purchaser are parties to a Securities Purchase Agreement dated as of March 1, 2021 as amended by the First Amendment to Securities Purchase Agreement dated March 18, 2021 (as amended, the "***Agreement***"); and

WHEREAS, the Company and the Purchaser desire to further amend the Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Second Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Defined terms utilized and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement and/or the Certificate of Designation.

2. Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to provide as follows:

   "(b) Effective as of the date of this Second Amendment, Purchaser's obligation to provide any further funding hereunder and the Company's obligation to issue any securities to the Purchaser shall terminate."

3. Section 2.1(c) of the Agreement is hereby deleted in its entirety.

4. Section 2.2(b) of the Agreement is hereby deleted in its entirety.

5. Section 2.3(b)(iii) of the Agreement is hereby amended and restated in its entirety to provide as follows:

   "(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement."

6. Section 2.4(b) and Section 2.4 (c) are hereby deleted in their entirety.

7. Section 5.11 of the Agreement is hereby deleted in its entirety.

8. Section 5.13(c) of the Agreement is hereby deleted in its entirety.

9. Section 5.14 of the Agreement is hereby deleted in its entirety.

10. Section 5.15(b) of the Agreement is hereby deleted in its entirety.

11. Section 5.17 of the Agreement is hereby amended and restated in its entirety to provide as follows:

"5.17 Beneficial Ownership Limitation. The Company shall not effect any conversion of the Preferred Stock, and a holder of Preferred Stock (a "***Holder***") shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5.17, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5.17 applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5.17, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within three Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this

Section 5.17 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation including, without limitation, in connection with Section 5.3 of the Certificate of Designation which shall be limited by this Section 5.17 to only allow automatic conversion of that portion of the then outstanding Series C Preferred Stock that would not exceed the Beneficial Ownership Limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock. For the avoidance of doubt, (i) the foregoing provision shall not prevent Purchaser from exercising any Company warrants held by Purchaser, including without limitation, that certain Amended and Restated Common Stock Purchase Warrant of the Company issued on March 12, 2021 and (ii) in the event of any corporate action, including, without limitation, a Deemed Liquidation Event, (as defined in the Certificate of Designation, Purchaser's rights to any form of consideration in such corporate action or Deemed Liquidation Event shall not be limited by this Section 5.17."

12. All references to the "Securities Purchase Agreement", the "Securities Purchase Agreement dated March 1, 2001", and or the "Agreement" in the Agreement or the Certificate of Designation shall mean the Securities Purchase Agreement dated as of March 1, 2021, by and between MariMed Inc., a Delaware corporation (the "***Company***"), and Hadron Healthcare Master Fund, a Cayman Islands exempted company (the "***Purchaser***"), as amended to date.

13. Each of the Purchaser and the Company acknowledge and confirm that, subject to full compliance with the other parties obligations hereunder, no event or facts exist that give rise to any beach or default by the other party under the Securities Purchase Agreement or the Certificate of Designation, and further, as a material inducement for each of the parties to enter into this Second Amendment and in consideration of the parties agreements and promises contained herein, each of the Purchaser and the Company, and their parents, subsidiaries, affiliates, predecessors, successors, and assigns (collectively, the "***Releasors***"), irrevocably and unconditionally fully and forever waive, release, and discharge the other party, and its parents, subsidiaries, affiliates, predecessors, successors, and assigns (collectively, the "***Released Parties***") from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, contingent or matured, at law or in equity or in arbitration, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have or have ever had that arose prior to the date hereof, including without limitation, Purchaser's historical funding obligation to the Company under Section 2.1(b) of the Agreement. For absence of doubt, the foregoing release shall not apply to any ongoing duty or obligation either party has under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MARIMED INC.

By: */s/ Jon R.Levine*
Name: Jon R. Levine
Title: Chief Administrative Officer

HADRON HEALTHCARE MASTER FUND

By: */s/ Marco D' Attanasio*
Name: Marco D'Attanasio
Title: Director